AMERICAN FINANCIAL GROUP, INC.

                  EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


       We consent to the incorporation by reference in the following Registration Statements and related prospectuses of American Financial Group, Inc. of our report dated February 19, 2003, with respect to the consolidated financial statements and schedules of American Financial Group, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2002.


                  Registration
        Form      Number               Description
        ----      ------------         -----------

        S-8       33-58825             Stock Option Plan

        S-8       33-58827             Employee Stock Purchase Plan

        S-3       333-102567           Dividend Reinvestment Plan

        S-8       333-10853            Nonemployee Directors' Compensation Plan

        S-8       333-14935            Retirement and Savings Plan

        S-3       333-81903            $450 million of Debt Securities,
                                         Common Stock and Trust Securities

        S-8       333-91945            Deferred Compensation Plan

        S-8       333-74282            GAFRI Retirement and Savings Plan




                                                ERNST & YOUNG LLP

Cincinnati, Ohio
March 27, 2003


















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